================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): Tuesday, April 26, 2005
                                                         -----------------------

                             FUSA CAPITAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Nevada                              000-50274               51-0520296
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission           (IRS Employer
 of incorporation)                     File Number)          Identification No.)



           1420 Fifth Avenue, 22nd Floor, Seattle, WA              98101
--------------------------------------------------------------------------------
           (Address of principal executive offices)              (zip code)


Registrant's telephone number, including area code: (206) 274-5107
                                                    --------------

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 26, 2005, FUSA Capital Corporation ("FUSA " or the "Company") entered into one employment agreement with Chief Executive Officer Jenifer Osterwalder and Consulting Agreements with Alex Rainard and Viatcheslav Shulyov.

Key Features of the employment agreement with Jenifer Osterwalder include the following:


* Annual base salary of $60,000 CAD with potential for 150% of base salary in additional bonus
* Termination without cause or for good reason of the employment shall result in severance of up to 150% of base salary plus acceleration of all options

*    Four Weeks Vacation per year

*    Up to 3,000,000 option shares subject to vesting to be determined

* Acceleration of options on terminations for cause or upon certain constructive termination events

* Indemnification for any expenses, litigation, court costs, etc. arising out of the performance of Chief Executive Officer duties to the fullest extent permissible under law.

* Company agrees to establish, within 60 days of the date of this Agreement, a directors and officers insurance policy with a minimum payable amount of $1,000,000 per occurrence and $2,000,000 in aggregate coverage and to maintain such a policy in force during the time of Ms. Osterwalder's employment and for three years thereafter. Toward this end, the Company agrees that within 60 days of establishing such a policy and pre-paying the premium for one year, that it will deposit 200% of the annual premium amount in an interest bearing, escrow account held by a third party to be used to exclusively to pay such premiums in the future and that it shall replenish such an account annually with at least 100% of the current premium amount as long as you are employed by the Company. In the event that the Company does not secure D and O insurance within 60 days and/or does not complete the escrow indicated above in the required timeframe, it shall immediately set aside $50,000 as an indemnity fund for Ms. Osterwalder under this provision to be administered by a third party escrow and returned to the Company, if unclaimed by Ms. Osterwalder, three years after the termination of her employment.

 Key Features of the consulting agreement with Alex Rainard include the following:

*    Options to purchase up to 700,000 shares of common stock

*    Performance based vesting over no more than six months

* Payment of $70,000 in cash or payment of the applicable exercise price of the 700,000 options to purchase stock, at the company's discretion.

Key Features of the consulting agreement with Viatcheslav Shulyov include the following:

*    Options to purchase up to 500,000 shares of common stock

*    Performance based vesting over no more than six months

* Payment of $50,000 in cash or payment of the applicable exercise price of the 500,000 options to purchase stock, at the company's discretion.

                                   SIGNATURES
                                   ----------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FUSA CAPITAL CORPORATION


Dated:  APRIL 26, 2005                    By: /s/ Jenifer Osterwalder
                                                -----------------------------
                                                Name:  Jenifer Osterwalder
                                                Title: Chief Executive Officer